Exhibit 8.1

                  [Letterhead of Cassels Brock & Blackwell LLP]

July 16, 2004

WaveRider Communications Inc.
255 Consumers Road
Suite 500
Toronto, Ontario M2J 1R4

WaveRider Communications (Canada) Inc.
255 Consumers Road
Suite 500
Toronto, Ontario M2J 1R4


Ladies and Gentlemen:

WaveRider Communications (Canada) Inc.
Registration Statement on Form F-4


We have acted as Canadian counsel to WaveRider Communications Inc., a Nevada corporation ("WaveRider"), and WaveRider Communications (Canada) Inc. ("WCAN"), a Canadian corporation, in connection with (i) the Registration Statement on Form F-4 (the "Registration Statement") filed by WCAN with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof; and (ii) the proposed Reorganization, as defined therein.


We hereby confirm to you that the views set forth under the heading "Material Income Tax Consequences of the Reorganization--Material Canadian Federal Income Tax Consequences" in the Registration Statement are our opinion, subject to the limitations set forth therein.


This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced therein that becomes untrue or incorrect. This opinion is furnished to you solely for use in connection with the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Material Income Tax Consequences of the Reorganization--Material Canadian Federal Income Tax Consequences" and "Legal Matters" therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.


Yours very truly,

/s/  Cassels Brock & Blackwell LLP